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                                                            Exhibit 10.22

                 AGREEMENT ON OVERDRAFT IN CURRENT ACCOUNT
                 -----------------------------------------


                                                       April 25, 1997


To:  THE BANK OF TOKYO-MITSUBISHI, LIMITED

In addition to the provisions of the Current Account Regulations and the terms and conditions set forth in the Agreement on Bank Transactions which I/we have separately furnished to your Bank, I/we do hereby agree to the terms and conditions set forth in the following Articles in regard to my/our overdraft transactions in connection with my/our current account transactions with your Bank.
Article 1. (Maximum Amount of Overdraft)
  /1/   The maximum amount of overdraft shall be Y300,000,000.
  /2/ Your Bank may at its discretion pay checks, promissory notes, bills of exchange or other instruments in excess of the maximum amount of overdraft. In the event your Bank makes such payment, I/we shall pay the amount of such excess to your Bank immediately upon your Bank's demand.
Article 2. (Term)
  The effective period of this Agreement shall terminate on Feb. 27, 1998. However, unless either of the parties indicates its intention to terminate by the day preceding the expiry date, the above period shall be further extended for another 12 months and the same shall apply thereafter.
Article 3. (Interest and Damages)
  /1/ The rate of interest on overdraft shall be at the rate determined by your Bank. Your Bank may collect such interest and damages as will be calculated at such time and in such manner as determined by your Bank by debiting from my/our account or adding such interest and damages to the principal of overdraft.
  /2/ If, as a result of the addition under the preceding Paragraph, the principal of overdraft exceeds the maximum amount of overdraft, I/we shall pay the amount of such excess to your Bank immediately upon your Bank's demand.
Article 4. (Security)
  In the case of overdraft under this Agreement, all instruments received by your Bank from me/us for deposit in my/our current account shall be deemed to have been assigned to your Bank as security for overdraft.
Article 5. (Immediate Payment)
  /1/ In the event any one of the following events occurs to me/us, I/we shall immediately pay the principal of and interest on overdraft without any notice or demand, etc., from your Bank:


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      1.  When I/we have become unable to pay debts or application or petition is submitted for bankruptcy, commencement of composition of creditors, commencement of corporate reorganization proceedings, commencement of company arrangement, or commencement of special liquidation.
      2. When the Clearing House in observance of its rules takes procedures for suspension of my/our transactions with banks and similar institutions.
      3. When order or notice of provisional attachment, preservative attachment or attachment is dispatched in respect of my/our or the guarantor's deposits and/or any other credits with your Bank.
      4. When my/our whereabouts become unknown to your Bank due to my/our failure to notify your Bank of change of my/our address or any other causes attributable to me/us.
  /2/ In any of the following cases, I/we shall pay the principal of and interest on overdraft immediately upon your Bank's demand:
      1. When I/we fail to pay any of my/our obligations to your Bank when it is due.
      2. When property offered to your Bank as security is attached or public auction procedure is commenced in respect of such property.
      3. When I/we violate the stipulations of any transactions with your Bank.
      4. When the guarantor falls under any one of the items of the preceding Paragraph or this Paragraph.
      5. In addition to each of the preceding items, when a reasonable and probable cause necessitates the preservation of your Bank's rights.
Article 6. (Suspension, Reduction and Termination)
  /1/ In the event any one of the events provided for in Paragraph /1/ of the preceding Article occurs to me/us, your Bank may suspend the overdraft facility without giving prior notice. The same shall apply in the event the maximal-hypothec security for the obligations under this Agreement has been made definite, or notice of attachment of the maximal-hypothecary assets by way of tax delinquency measures has been made.
  /2/ In the event there has been a change in the financial conditions or if it becomes necessary for your Bank to preserve your Bank's rights or if there exists any other reasonable causes, your Bank may at any time reduce the maximum amount of overdraft, suspend the overdraft facility or terminate this Agreement.
  /3/ In the event your Bank effects reduction, suspension or termination pursuant to the preceding two Paragraphs, I/we shall have no objection even if any promissory note or check drawn by me/us or any bill of exchange accepted by me/us by such time is dishonored as a result of such reduction, suspension or termination, and I/we shall bear any and all loss and damage resulting from such dishonor. The same shall apply in the event the transactions herein are terminated upon expiry of the period of this Agreement.
  /4/ When the transaction pursuant to this Agreement is terminated or when the overdraft facility is suspended, I/we shall immediately pay the principal of and interest on overdraft. Further, if the maximum amount of


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        overdraft is reduced, I/we shall immediately pay the amount of overdraft exceeding the revised maximum amount.
Article 7. (Guarantee)
  /1/ In regard to any and all obligations the Principal may owe your Bank as a result of transactions pursuant to this Agreement, the Guarantor shall be jointly and severally liable with the Principal for the performance of all such obligations, and the Guarantor hereby agrees to abide by the terms and conditions of this Agreement as well as the provisions of the Current Account Regulations and the terms and conditions set forth in the Agreement on Bank Transactions which the Principal has separately furnished to your Bank, with regard to the performance of any such obligations.
  /2/ Even if your Bank changes or releases the security or other guarantees at your Bank's convenience, the Guarantor shall not claim exemption from the obligations.
  /3/ The Guarantor shall not set off any obligations which the Principal and/or the Guarantor may owe your Bank against any of the Principal's deposits and/or any other credits with your Bank.
  /4/ If and when the Guarantor performs any obligations of the guarantee, the Guarantor shall not exercise any rights obtained from your Bank by subrogation without the prior approval of your Bank so long as transactions between the Principal and your Bank continue. Upon your Bank's demand, the Guarantor shall assign such rights and priority to your Bank without compensation.
  /5/ In the event the Guarantor has separately furnished a guarantee with respect to the obligations owed by the Principal to your Bank, or if he shall furnish such guarantee in the future, the total amount of the guarantee shall be the aggregate amount thereof unless otherwise agreed, and such other guarantees shall not be affected by this guarantee.


  The Principal

        Signature:

        Full Name:

        Address:


  The Joint Guarantor

        Signature:

        Full Name:

        Address:

(All questions that may arise within or without courts of law in regard to the meaning of the words, provisions and stipulations of this Agreement shall be decided in accordance with the Japanese text.)


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